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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 30, 2006

                         Azul Studios International Inc.
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               (Exact name of registrant as specified in charter)

     Washington                         000-50468                98-0206033
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(State or other jurisdiction          (Commission             (IRS Employer
    of incorporation)                  File Number)         Identification No.)

601 Union Street, Suite 4500, Seattle, Washington                    98101
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(Address of principal executive offices)                           (Zip Code)

        Registrant's telephone number, including area code (206) 262-9545


                               eCourierCorps Inc.
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          (Former name or former address, if changed since last report)

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Item 3.02

1 for 2 Reverse Split of Authorized Capital


On December  30,  2005,  the  Registrant  approved an  amendment  to Article II,
Section 2.1 of the Articles of Incorporation of the Company to give effect to a one for two reverse split of the authorized share capital of the Company. Subsequent to the reverse split, the total number of shares the registrant is authorized to issue is 70,000,000 consisting of 50,000,000 shares of Common Stock having a par value of $0.0001 per share and 20,000,000 shares of Preferred Stock having a par value of $0.0001 per share.



Unregistered Sales of Equity Securities

On December 31, 2005 the Company issued a total of 26,847,546 shares of common stock in settlement of debts arising from cash advances to the Company and other debts to certain creditors of the Company . The shares were issued to accredited investors in the United States and certain foreign investors. The sale to the accredited investors was exempt from registration under Rule 506 of Regulation D promulgated under the Securities Act of 1933. The sales to the foreign investors were exempt from registration under Regulation S promulgated under the Securities Act of 1933. These shares were valued at a total of $268,475.46 ($0.01 per share). The Company's securities are not trading on any stock exchange and accordingly the unit price was determined arbitrarily as negotiated between the Company and the creditors.

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                                   SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         Azul Studios International Inc.

Date: June 21, 2006                      By:   James Vandeberg
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                                               Name: James Vandeberg
                                               Title: President and Director


Date: June 21, 2006                      By:   Michael Lorenz
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                                               Name: Michael Lorenz
                                               Title: Director